UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	October 24, 2012

Park Electrochemical Corp
(Exact Name of Registrant as Specified in Charter)

New York	1-4415	11-1734643
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 South Service Road, Melville,	New York	11747
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code	631)465-3600

Not Applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(d). Election of Director.

On October 24, 2012, the Board of Directors (the “Board”) of Park Electrochemical Corp. (the “Company”) voted to increase the size of the Board from five to six Directors and elected Mr. Peter Maurer as a Director to fill the newly-created vacancy.

Mr. Maurer is 52 years old. Mr. Maurer does not have an employment agreement with the Company. There is no family relationship between Mr. Maurer and any other director or any officer of the Company. Mr. Maurer does not own any shares of common stock of the Company.

Mr. Maurer has been President and Chief Executive Officer of Diamond Aircraft Industries, Inc., located in London, Ontario, Canada, since 2000. Diamond Aircraft Industries, Inc. designs, develops and manufactures composite aircraft for the global general aviation markets. From 1993 to 2000, Mr. Maurer held a number of positions of increasing responsibility in Diamond Industries, Inc., including Manager of Quality Assurance and Airworthiness, Engineering Manager, Technical Director and Director of Operations. Prior to joining Diamond Aircraft Industries, Mr. Maurer held several positions with MBB Helicopter Canada/Eurocopter Canada, including Quality Engineer, Manager of Quality Assurance, Manager of Quality Assurance and Airworthiness and Director of Product Integrity. Mr. Maurer is currently a member of the Executive Board of the General Aviation Manufacturers Association (“GAMA”), a member of the Board of Trustees of the University Aviation Association (“UAA”) and a member of the Board of Directors of Diamond Aircraft Industries, Inc. Mr. Maurer received a Bachelor of Engineering degree in mechanical engineering from McGill University in Montreal, Canada.

The Company issued a news release on October 25, 2012 announcing the election of Mr. Maurer.

Item 5.02(f). Determination of Cash Bonus Award for Fiscal Year 2012.

On October 24, 2012, the Compensation Committee of the Board of the Company approved a cash bonus award for the Company’s executive officer identified below for the fiscal year ended February 26, 2012. Other compensation for fiscal year 2012 was previously reported by the Company in the Summary Compensation Table beginning on page 12 of the definitive proxy statement, dated June 25, 2012, for its 2012 Annual Meeting of Shareholders (filed with the Securities and Exchange Commission on June 25, 2012) (the “Proxy Statement”). As of the filing of the Proxy Statement, a cash bonus for the Company’s executive officer identified below had not been determined and, therefore, was omitted from the Summary Compensation Table included in the Proxy Statement. Pursuant to Item 5.02(f) of Form 8-K, the cash bonus award for the named executive officer for fiscal year 2012 is set forth below.

	Fiscal Year 2012

	Cash Bonus
Name and Principal Position	Award	Total Compensation

Brian E. Shore	$ 50,000	$651,360

Chairman of the Board,

President and Chief Executive Officer

As the Company has previously reported, the Company’s Chief Executive Officer has declined to accept the Compensation Committee’s offer of a bonus and a salary increase each year since the Company’s 2001 fiscal year, except for bonuses for the 2008, 2009, 2010 and 2011 fiscal years, which he donated to charity. The Company’s Chief Executive Officer has stated that he intends to donate the 2012 fiscal year bonus to charity.

Item 8.01. Other Events.

On October 24, 2012, the Board elected Mr. Dale Blanchfield as the Lead Independent Director of the Board. Also, on October 24, 2012, Ms. Emily J. Groehl resigned as a member of the Compensation and Stock Option Committees of the Board, and the Board elected her as a member of the Corporate Governance Committee of the Board.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

99.1 News Release dated October 25, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK ELECTROCHEMICAL CORP.

Date: October 26, 2012	By:	/s/ Stephen E. Gilhuley
	Name:	Stephen E. Gilhuley
Title: Executive Vice President-
Administration and Secretary

EXHIBIT INDEX

Number Exhibit	Description	Page
99.1	News Release dated October 25, 2012	6

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